EXHIBIT 21



Subsidiaries of the Registrant


Southwest Georgia Financial Corporation

(1)  Southwest Georgia Bank
     Moultrie, Georgia

(2)  Empire Financial Services, Inc.
     Milledgeville, Georgia

(3)  Empire Real Estate Management, Inc.
     Milledgeville, Georgia








                                   -89-